Exhibit 5.2

22 Grenville Street St Helier Jersey JE4 8PX Channel Islands

T +44 1534 676 000 F +44 1534 676 333

Encore Capital Europe Finance Limited

22 Grenville Street

St. Helier

Jersey JE4 8PX

16 July 2018

Our ref: 8036497/72840191/3

Dear Sirs

Encore Capital Europe Finance Limited (the Company)

We act as the Jersey legal counsel to the Company.

We understand that pursuant to the Base Indenture (as defined below), the Company may, from time to time, issue debt securities (the Securities) under the US Securities Act of 1933, as amended (the Securities Act), in one or more series (each, a Series) by executing a supplemental indenture (each, a Supplemental Indenture) which constitutes, and sets out the specific terms of, the Securities of the relevant Series.

We also understand that the Securities of each Series will be:

(a)	guaranteed by Encore Capital Group, Inc. (the Guarantor), pursuant to a guarantee for the Securities of that Series to be contained in the applicable Supplemental Indenture;

(b)	registered under the Securities Act and will be offered to US investors pursuant to the Prospectus (as defined below) and a prospectus supplement (each, a Prospectus Supplement) for the Securities of that Series; and

(c)	represented by a global security in registered form (each, a Global Security) for the Securities of that Series to be issued by the Company in the form to be set out in the applicable Supplemental Indenture.

We have been asked by the Company to give this opinion in connection with the registration of Securities under the Securities Act.

1.	Documents examined

1.1	For the purposes of this opinion, we have examined a copy of each of the following documents:

(a)	a form of indenture (the Base Indenture) to be entered into between the Company and Union Bank, N.A. as trustee (the Trustee);

(b)	a registration statement on Form S-3 (the Registration Statement) relating to the Securities, which includes a prospectus dated 16 July 2018 (the Prospectus);

(c)	the resolutions of the board of directors of the Company (the Director Resolutions) pursuant to which the board of directors resolved to approve the Company’s entry into the Base Indenture;

(d)	the Company’s memorandum and articles of association;

Mourant Ozannes is a Jersey partnership

A list of the partners is available at mourant.com

8036497/72840191/3

(e)	the consent of the Jersey Financial Services Commission dated 8 May 2018 and granted to the Company pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958; and

(f)	the consent of the Registrar dated 8 May 2018 and granted to the Company pursuant to Article 5 of the Companies (General Provisions) (Jersey) Order 2002.

1.2	We have relied on a certificate of a director of the Company dated 16 July 2018 (the Opinion Certificate).

2.	Assumptions

To give this opinion we have made the following assumptions (which we have not verified):

2.1	Each document examined by us:

(a)	whether it is an original or a copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us.

2.2	All matters certified in the Opinion Certificate were, and remain at the date of this opinion, true and accurate.

2.3	Each director of the Company (and any alternate) has disclosed to the Company any interests that, directly or indirectly, conflict or may conflict to a material extent with the interests of the Company and any of its subsidiaries with regard to the transactions and other matters recorded in the Director Resolutions, and such disclosures are recorded in the Director Resolutions, or previous board minutes, of the Company.

2.4	The Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which such resolutions were passed was duly convened and quorate throughout.

2.5	Each party to the Base Indenture and each Supplemental Indenture (other than the Company as a matter of Jersey law) will have:

(a)	the capacity and power;

(b)	taken all the necessary action; and

(c)	obtained all the necessary agreements, approvals, authorisations, consents, licences, registrations or qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any contract binding upon it), to execute and perform its obligations under the Base Indenture and each Supplemental Indenture and that the Base Indenture and each Supplemental Indenture will have been duly executed by each such party.

2.6	The Base Indenture and each Supplemental Indenture will be, legal, valid, binding and enforceable in accordance with their respective terms as a matter of all applicable laws other than Jersey law.

2.7	That the opinion expressed below will not be affected by the laws (including public policy) of any jurisdiction outside Jersey and in particular but without limiting the generality of the foregoing:

8036497/72840191/3

(a)	that there are no provisions of the laws of any jurisdiction outside Jersey which would be contravened by the execution, delivery or performance of the Base Indenture or any Supplemental Indenture; and

(b)	that there has been, and there will be, due compliance with all matters of every applicable law (other than Jersey law).

2.8	In causing the Company to enter into the Base Indenture and each Supplemental Indenture, each of the directors of the Company will be acting in good faith with a view to the best interests of the Company and will be exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

2.9	The Company is able to pay its debts as they fall due and will not become unable to do so by virtue of the execution of the Base Indenture or any Supplemental Indenture or the performance of the transactions contemplated thereby, and no steps have been taken or resolutions passed to wind up the Company.

2.10	The Company, in entering into the Base Indenture and each Supplemental Indenture will be, acting as principal on its own behalf and not as an agent or trustee or in any other capacity.

2.11	For each Series of Securities, prior to the issue of that Series of Securities:

(a)	the Company and the Guarantor will prepare and file with the US Securities and Exchange Commission a Prospectus Supplement; and

(b)	the Company, the Guarantor and the Trustee will execute and deliver a Supplemental Indenture governed by New York law,

which set outs the terms and conditions for the Securities of that Series.

2.12	In relation to each Series of Securities, the Company will duly approve and authorise, in accordance with the Company’s articles of association, the issue of that Series of Securities and the Company’s entry into, and execution of, the Supplemental Indenture for that Series of Securities.

2.13	For each Series of Securities, the Global Security for that Series of Securities will:

(a)	be fully and properly completed to reflect the terms and conditions of the Securities of that Series; and

(b)	be duly executed by the Company and duly dated, authenticated, issued and delivered in accordance with the Base Indenture,

and all necessary entries will be made in the Securities Register (as defined in the Base Indenture) in respect of the issue of the Global Security.

2.14	In relation to each Series of Securities, none of the terms of the Supplemental Indenture for that Series of Securities would affect this opinion in any way.

2.15	No money or other property of the Company over which the Trustee has, or purports to have, a lien under Section 6.6 of the Base Indenture is, or will be, situated in Jersey.

2.16	There are no:

(a)	arrangements, agreements or deeds to which the Company is party (other than its memorandum and articles of association); or

(b)	resolutions passed by the Company,

8036497/72840191/3

the terms of which could affect, conflict with, or be breached by, the terms of the Base Indenture or any Supplemental Indenture.

2.17	That no event occurs after the date of this opinion that would affect this opinion.

3.	Opinion

3.1	Subject as provided above and to the observations and qualifications hereinafter appearing and to matters not disclosed to us, we are of the opinion that:

(a)	once the Base Indenture has been duly dated, executed and delivered by the parties to it; and

(b)	once the Company has duly approved and authorised, in accordance with the Company’s articles of association, the issue of a Series of Securities and the Company’s entry into, and execution of, the Supplemental Indenture for that Series of Securities, and once such Supplemental Indenture has been duly dated, executed and delivered by the parties to it, and the Securities of such Series are duly issued against payment therefor and authenticated in accordance with the Base Indenture, the Supplement Indenture and such approvals and authorisations, the obligations to be assumed by the Company under the Base Indenture, such Supplemental Indenture and such Securities will constitute valid, legal, binding and enforceable obligations of the Company.

4.	Qualifications and observations

Our opinion is subject to the following qualifications and observations:

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium, court schemes or other laws and legal procedures of general application affecting or relating to the rights of creditors or secured creditors.

4.2	Notwithstanding that the obligations in the Base Indenture are of a type which the Jersey courts would generally enforce, they may not necessarily be capable of enforcement in all circumstances in accordance with their terms or that any particular remedy will be available. In particular, but without limitation:

(a)	enforcement may be prevented by statutory provisions relating to the setting aside of transactions at an undervalue, preferences and extortionate credit transactions and the disclaiming of onerous property;

(b)	enforcement may be limited by general principles of equity (for example equitable remedies such as specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)	enforcement of obligations may be invalidated by reason of fraud, duress, misrepresentation, mistake or undue influence;

(d)	contractual obligations that are regarded as penalties (for example, default interest provisions) may not be enforceable or may be liable to be reduced if found to exceed the maximum damages which the claimant could have suffered as a result of a breach of contract;

(e)	the Jersey courts will not enforce the terms of an agreement if:

(i)	they are, or their performance would be, illegal or contrary to public policy in Jersey or in any other jurisdiction; or

8036497/72840191/3

(ii)	they would conflict with or breach applicable sanctions or exchange control regulations;

(f)	the Jersey courts may not enforce the terms of an agreement:

(i)	for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before Jersey or foreign courts or where such courts have themselves made an order for costs;

(ii)	that constitute an agreement to negotiate or an agreement to agree;

(iii)	that would involve the enforcement of any foreign revenue, penal or other public laws (or an indemnity in respect thereof);

(iv)	that purport to exclude the jurisdiction of the Jersey courts;

(v)	that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)	that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)	that permit the severance of illegal, invalid or unenforceable terms;

(g)	a judgment of a Jersey or foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive such judgment even if expressed to do so);

(h)	the Jersey courts may refuse to allow unjust enrichment or to give effect to any provisions of an agreement that they consider usurious;

(i)	provisions in an agreement or in articles of association that purport to fetter any statutory power in relation to a Jersey company may not be enforceable;

(j)	claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)	the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law;

(l)	only a party to an agreement governed by Jersey law may enforce its terms; and

(m)	where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations purportedly owed by it to itself.

4.3	Where a director fails, in accordance with the Companies (Jersey) Law 1991, to disclose an interest in a transaction entered into by a Jersey company or its subsidiary which conflicts, or may conflict to a material extent, with the interests of the company, the transaction is voidable.

4.4	We have made no enquiry or assessment as to whether the Company will be in a position to fulfil its obligations under the Base Indenture or any Supplemental Indenture.

4.5	We offer no opinion as to whether the acceptance, execution or performance of the Company’s obligations under the Base Indenture or any Supplemental Indenture will result in the breach of or infringe any other agreement, deed or arrangement entered into by or binding on the Company other than the Company’s articles of association.

8036497/72840191/3

4.6	Any provision of the Base Indenture or any Supplemental Indenture providing for the payment of additional monies consequent on the breach of any provision thereof by any person expressed to be a party thereto or entitled to the benefit thereof, whether expressed by way of penalty, additional interest, liquidated damages or otherwise, may be unenforceable or liable to be reduced if such additional payment were held to be excessive in so far as it unreasonably exceeds the maximum damages which the claimant could have suffered as a result of such breach.

4.7	The Jersey courts may:

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute such documents or do such things as the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by Jersey law.

4.8	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the Jersey courts in accordance with Jersey law;

(b)	the proprietary effects of the agreement may be determined by the Jersey courts in accordance with the domestic law of the place where the relevant property is situate;

(c)	the mode of performance of the agreement may be determined by the Jersey courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the Jersey courts to non-contractual obligations arising out of the agreement (even if expressly selected to do so).

4.9	The Jersey courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than Jersey where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside Jersey; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction (according to Jersey conflict of laws rules); and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside Jersey.

4.10	Despite any contractual rights of set-off in an agreement, if a party is subject to a creditors’ winding-up or its property is declared en désastre and there have been mutual

8036497/72840191/3

credits, debts or other dealings between that party and another, an account shall be taken, as at the date of commencement of the creditors’ winding-up or the declaration en désastre, of what is due from one to the other in respect of such mutual credits, debts or other dealings, and the sum due from one shall be set-off against any sum due from the other, and the balance, and no more, shall be claimed or paid by either party.

4.11	Pursuant to the Powers of Attorney (Jersey) Law 1995:

(a)	subject to paragraph (b) below, a power of attorney is revoked by the death, incapacity or bankruptcy of a donor that is an individual or the bankruptcy or dissolution of a donor that is a body corporate;

(b)	where a power of attorney is expressed to be irrevocable (for any period) and is given:

(i)	for the purpose of facilitating the exercise of powers of a secured party under the Security Interests (Jersey) Law 2012 (the Security Law) or of powers given pursuant to a security agreement (as defined in the Security Law); or

(ii)	pursuant to, or in connection with, or for the purpose of, or ancillary to, security governed by a law other than Jersey law,

it is not revoked by the death, incapacity, bankruptcy or dissolution of the donor; and

(c)	subject to paragraphs (a) and (b) above, a power of attorney may be expressed to be irrevocable for any period not exceeding one year from the date on which it is granted or the date on which it comes into effect, whichever is the later.

For the purposes of this paragraph, power of attorney may include the appointment of an agent or other grant of authority.

4.12	The enforceability of a person’s obligations may be limited to the extent that such person successfully pleads either:

(a)	the droit de discussion (whereby a guarantor may require the beneficiary of the guarantee to exhaust the assets of the principal debtor before making a claim against the guarantor); or

(b)	the droit de division (whereby a co-obligor may require the person owed a joint obligation to make simultaneous claims in appropriate proportions upon all the co-obligors, thereby limiting its own liability), unless the person has expressly waived such rights.

4.13	There is no publicly available record of security interests in the tangible movable assets of Jersey companies (other than Jersey-registered ships, aircraft and aircraft engines).

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it.

5.2	We have examined only the documents listed in paragraph 1.1 for the purposes of issuing this opinion. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in the Base Indenture or the Registration Statement and we offer no opinion on any such term or document.

5.3	We offer no opinion:

8036497/72840191/3

(a)	on the commercial terms of the Base Indenture or any Supplemental Indenture or whether those terms reflect the intentions of the parties;

(b)	on any representation or warranty made or given in the Base Indenture or any Supplemental Indenture;

(c)	as to whether the parties will perform their obligations under the Base Indenture or any Supplemental Indenture; and

(d)	as to the title or interest of the Company to or in, or the existence of, any property or collateral the subject of the Base Indenture or any Supplemental Indenture.

5.4	Jersey regulatory consents are granted on the basis of information supplied in the original application or subsequently which is not publicly available and has not been disclosed to us.

5.5	We have made no investigation and express no opinion with respect to the laws of any jurisdiction other than Jersey.

5.6	We assume no obligation to update the Addressees in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Jersey law

This opinion shall be governed by, and construed in accordance with:

(a)	Jersey law; and

(b)	extra-statutory guidance issued by any governmental, regulatory or tax authority in Jersey,

in force as at the date of this opinion.

7.	Benefit of opinion

7.1	This opinion is only addressed to, and for the benefit of, the Addressees and those persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. It is given solely in connection with the registration of Securities under the Securities Act. This opinion may not, without our prior written consent, be transmitted or disclosed to, or used or relied upon by, any other person (including, without limitation, any holder of, or holder of beneficial interests in, any Securities) or be relied upon for any other purpose whatsoever.

7.2	We consent to the filing of a copy of this opinion as Exhibit 5.2 to the Registration Statement and to reference to us being made in the paragraph of the Prospectus headed ‘Validity of Securities’. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes